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                                                               Exhibit 23(g)(ii)

                          streetTRACKS(R) Series Trust
                               One Franklin Street
                                Boston, MA 02111

State Street Bank and Trust Company
2 Avenue de Lafayette
Boston, Massachusetts 02111

Ladies and Gentlemen:

     Reference is made to the Custodian Contract between us dated as of September 22, 2000 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of an additional investment portfolio of streetTRACKS(R) Series Trust, the SPDR(R) O-Strip ETF (the "New Portfolio").

     In accordance with the Additional Portfolios provision of Section 18 of the Agreement, we request that you act as Custodian with respect to the New Portfolio.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Trust and retaining one copy for your records.

                                         Very truly yours,

                                         streetTRACKS(R) Series Trust


                                         By: /s/ Agustin Fleites
                                             --------------------------------
                                             Agustin Fleites, President


                                         Accepted:

                                         State Street Bank and Trust Company


                                         By: Joseph Hooley
                                             --------------------------------
                                             Executive Vice President

As of August 30, 2004